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EXHIBIT 99.1

        The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

  Re:
  Allscripts Healthcare Solutions, Inc.

Ladies and Gentlemen:

        In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1349), each of the undersigned hereby certifies that:

  (i)
  this Annual Report on Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

  (ii)
  the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Allscripts Healthcare Solutions, Inc.

        Dated as of this 31st day of March, 2003.

/s/ GLEN E. TULLMAN Glen E. Tullman Chief Executive Officer	/s/ WILLIAM J. DAVIS William J. Davis Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to Allscripts Healthcare Solutions, Inc. and will be retained by Allscripts Healthcare Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 99.1